Exhibit 10.3

Execution Version

MASTER ADMINISTRATIVE SERVICES AGREEMENT

AGREEMENT made as of March 9, 2023, by and between INTERNATIONAL FUND SERVICES (N.A.), L.L.C., a Delaware limited liability company (the “Administrator”), and those funds and other investment vehicles set forth on Appendix A hereto, severally and not jointly (each such fund and investment vehicle made subject to this Agreement in accordance with Section 31 below shall hereinafter be referred to as the “Fund” and collectively as the “Funds”, and the Funds collectively with the Administrator, the “Parties”, or each a “Party”). Although the Parties have executed this Agreement in the form of a master agreement for administrative convenience, this Agreement shall create a separate Agreement for each Fund as though the Administrator had executed a separate Agreement with each Fund. The rights and obligations of each Fund under this Agreement are several. No rights, responsibilities or liabilities of a Fund shall be attributed to any other Fund.

W I T N E S S E T H:

WHEREAS, the Administrator is in the business of providing bookkeeping, fund accounting, and certain fund administration services to investment pools and investment managers and advisers; and

WHEREAS, the Fund is in the business of investing in securities, all as is more fully described in the Fund’s offering memorandum dated as set forth on Appendix A attached hereto (as the same may be amended, supplemented or otherwise modified from time to time) (the “Offering Memorandum”); and

WHEREAS, the Fund has elected, or plans to elect, to be a closed-end management investment fund registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement (“Form 10 Registration Statement”) pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has elected, or plans to elect, to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund requires fund accounting and certain other fund administration services; and

WHEREAS, the Fund desires to retain the Administrator to perform the fund accounting and other administration services as described herein, and wishes to enter into this Agreement in order to set forth the terms and conditions upon which the Administrator will render and implement the services specified herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1. Duties of the Administrator. From and after the date of this Agreement, the Administrator agrees to provide to the Fund the services (the “Services”) listed on Exhibit A and Exhibit B in connection with the Fund’s business and operations. The Services applicable to each fund is set forth on Appendix A attached hereto. The Administrator shall not be responsible for any revisions to the methods of calculation prescribed by the Governing Documents (as defined below) or adopted by the Fund with respect to the Services unless and until such revisions are communicated in writing to, and agreed by, the Administrator. The parties agree that in no circumstances will the Administrator be deemed to be providing the services of an external valuer for the purposes of the Directive 2011/61/EU on Alternative Investment Fund Managers and related regulations and implementing measures (the “AIFM Directive”). The parties further agree that in no circumstances will the Administrator be an Alternative Investment Fund Manager under the AIFM Directive. For the avoidance of doubt, the Administrator shall be entitled to terminate this Agreement immediately if in its reasonable opinion the AIFM becomes a letter box entity for the purposes of the AIFM Directive.

2. Duties of the Fund.

(a) The Fund shall deliver to the Administrator, a true and correct copy of the following documents, including all future amendments and supplements thereto, if any: (i) constitutive documents of the Fund (as the same may be amended, supplemented or otherwise modified from time to time, the “Governing Documents”), and (ii) the Offering Memorandum.

(b) The Fund shall be responsible for accurately and timely supplying, either directly or causing a third party to supply, the Administrator with complete financial and other information, including records of ownership, in order for the Administrator to provide the Services set forth in Exhibit A and Exhibit B, including timely prior notice to the Administrator of any modification in the manner in which calculations are to be performed and of any amendments or supplements to the Governing Documents. The Fund agrees to promptly notify the Administrator of any inaccuracies in the ownership records relied on by the Administrator. The Fund will provide to the Administrator, on a timely basis, as required:

(i) Detailed supporting documentation related to all investment transactions of the Fund,

(ii) Manager’s letter and portfolio company status reports, as required,

(iii) The necessary data from completed subscription documents and transfer documents,

(iv) Notification with detailed supporting documentation relating to all payments or other value received by the Manager or its affiliates that would impact the management fee of the Fund, if required,

(v) Portfolio valuations for each financial reporting date,

(vi) If applicable, the price sources to be used by the Administrator as designated by the Fund (collectively, the “Authorized Price Sources”); and

Information Classification: Limited Access

(vii) Such other certificates, documents and information required to enable the Administrator to perform the Services hereunder.

(c) Manager. The Fund at any time may appoint one or more persons to provide management services to the Fund (the “Manager”). In such event, the Fund shall promptly notify the Administrator of the appointment of such Manager. The Fund shall promptly notify the Administrator of the termination of any Manager. The Administrator, in performing its duties under this Agreement, shall be entitled to rely upon instructions or information from any Manager, with such limitations as Fund and the Administrator may by written agreement provide. In the absence of such limitations, the Administrator shall be entitled to accept instructions from the Manager upon the assumption that the Manager may exercise full discretion with regard to all matters under this Agreement.

(d) The Fund acknowledges that the Administrator is not a public accounting or auditing firm, is not a fiduciary of a public accounting or auditing firm, and does not provide public accounting or auditing services or advice. The Fund further acknowledges that the Administrator is not acting as a fiduciary and is not providing fiduciary services for any purposes under the terms of this Agreement.

(e) The Fund acknowledges that the Administrator does not provide legal or tax advice, and the Services being provided hereunder do not constitute such advice, and the Fund agrees that it is solely responsible for obtaining legal or tax advice in order to ensure compliance with its tax obligations.

(f) The Fund acknowledges and agrees that:

(i)	the Administrator may use Fund director information and documentation obtained hereunder for the purposes of the Administrator providing services to other funds advised or managed by the investment manager or its affiliates, and for anti-money laundering review and compliance of other funds administered by the Administrator or its affiliates; and

(ii)	Prior to the start of services hereunder and from time to time thereafter, the Fund shall provide the Administrator with a representation letter in a form satisfactory to the Administrator that the Fund has maintained and implemented proper AML/KYC procedures. In addition, the Fund may be required to provide the Administrator with copies of its applicable AML/KYC policies and procedures from time to time.

The Fund further acknowledges and agrees that in the event the Fund breaches subsection 2(f), the Administrator may, without liability, terminate this Agreement in its entirety or cease providing any part of the Services under this Agreement.

(g) The Fund acknowledges and agrees that the Fund, and not the Administrator, shall be solely responsible for preventing any over-issuance of Fund ownership interests, transferring and registering Fund ownership changes, and exchanging or converting any ownership interests in the Fund; and, that Administrator is not the agent of the Fund, or any owner of the Fund, for such purposes. The Fund further agrees, on its own behalf and on behalf of any owner of interests in the Fund, that any records maintained by Administrator pursuant to this Agreement shall not create any rights of entitlement with respect to a financial asset, as those terms are used in Article 8 of the Uniform Commercial Code, as applied from state-to-state.

Information Classification: Limited Access

(h) The Fund acknowledges and agrees that it will not: (i) use the name of the Administrator or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation of the Administrator or its affiliates; or (ii) provide any description of the Services, in any Offering Memorandum, advertising, or publicity, or otherwise, without prior written approval from the Administrator; provided that the Fund may disclose to any party, without any prior written approval from the Administrator, the fact that the Administrator performs certain fund accounting, financial reporting, and other administration services to the Fund.

3. Compensation.

The Fund agrees to pay the Administrator such compensation for its services and expenses as may be agreed upon from time to time in a written fee schedule approved by the Fund and the Administrator. The fees shall be billed quarterly in advance and shall be due and payable within thirty (30) days after the applicable quarter-end. Upon the termination of this Agreement before the end of any quarter, the fee for the part of the quarter before such termination shall be prorated according to the proportion which such part bears to the full quarterly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its reasonable and documented out-of-pocket costs incurred in connection with this Agreement.

The Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur, in each case on the Fund’s behalf at the Fund’s request or with the Fund’s consent.

The Fund will bear all expenses that are incurred by the Fund in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Fund, include, but are not limited to: its organizational expenses; cost of services of its independent accountants and outside legal and tax counsel (including such counsel’s review of the Offering Memorandum, organizational documents, partnership or shareholder vote materials and financial reports and other materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of its trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; its investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of its partners or members including, but not limited to, legal and accounting fees, and the costs of preparation, printing and mailing of any proxy materials; costs incidental to its board meetings, including fees and expenses of its general partner; the salary and expenses of any officer, director or employee of the Fund; costs incidental to the preparation, printing and distribution of its partner reports; cost of typesetting and printing of Offering Memoranda, the Governing Documents and financial and other reports; cost of preparation and filing of the Fund’s tax returns, if any, and all notices, registrations and amendments, if any, associated with tax and securities laws applicable to it; all registration fees and filing fees applicable to the Fund required under applicable regulations and tax and securities laws; fidelity bond and directors’ and officers’ liability insurance for the Fund; and costs of independent pricing services used in computing the Fund’s net asset value.

Information Classification: Limited Access

4. Non-Exclusivity. The Services provided by the Administrator hereunder are not exclusive to the Fund. The Administrator currently renders and may render bookkeeping, fund accounting, trading support and other fund administration services, as well as provide other services, software and goods, to other clients during the term of this Agreement, and such services and goods may be the same or different or may rely on the same or different methods and programs as are utilized in the performance of the Services for the Fund.

5. Confidentiality.

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 6 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, applicable to such Disclosing Party, provided that a Disclosing Party under this subsection shall, to the fullest extent permitted by applicable law or regulation, promptly notify the other Party of such disclosure request and provide as much notice in advance of complying with the request as is reasonable practicable, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its affiliates to employ or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information.

6. Use of Data

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Administrator (which term for purposes of this Section 6 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Administrator or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

Information Classification: Limited Access

(b) Subject to the paragraph below, the Administrator and/or its Affiliates may use any Confidential Information of the Fund (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Administrator or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund to develop, publish or otherwise distribute to third parties certain behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

(c) The Fund acknowledges that the Administrator may seek to realize economic benefit from the publication or distribution of the Indicators.

(d) Except as expressly contemplated by this Agreement, nothing in this Section 6 shall limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and applicable law. The Administrator shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 6 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

7. Liability.

The Administrator shall at all times exercise reasonable care and diligence and act in good faith in the performance of its duties hereunder, provided, however, that the Administrator shall assume no responsibility and shall be without liability for any loss, liability, claim or expense suffered or incurred by the Fund except to the extent caused solely by the Administrator's own fraud, gross negligence or willful misconduct or that of its agents or employees in the performance of the Administrator’s duties hereunder. The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise set forth in this Agreement, shall have no responsibility for the actions or activities of any other party, including agents of or service providers to the Fund.

Without in any way limiting the generality of the foregoing, the Administrator shall in no event be liable for any loss, damages, costs or expenses arising from causes beyond its reasonable control, including, without limitation, delay or cessation of services hereunder or any damages to the Fund resulting therefrom as a result of any work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, act of terrorism, communications disruption or other impossibility of performance.

Information Classification: Limited Access

The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys’ fees) in any way due to the Fund’s use of the services provided hereunder or the performance of or failure to perform the Administrator’s obligations under this Agreement, whether or not the possibility of such damage was disclosed to the Administrator or could have been reasonably foreseen by the Administrator and whether asserted on the basis of contract, tort (including negligence and strict liability) or otherwise. The entire liability of the Administrator in connection with the Services provided to Fund and any agreement between the parties relating thereto (whether based on breach of contract, breach of warranty, negligence or any other legal theory) shall not in any twelve (12) month period exceed, in the aggregate, the total amount of fees paid or becoming due under this Agreement during such twelve (12) month period.

The Administrator is authorized and instructed to rely upon the information it receives from the Fund or any third party agent (including, without limitation, the Fund’s custodian(s), manager(s), investment manager(s), Authorized Price Sources and other pricing services or sources) (collectively, the “Third Party Agents” and individually, a “Third Party Agent”) authorized by the Fund to provide such information to the Administrator. The Fund and any Third Party Agent from which the Administrator shall receive or obtain certain records, reports and other data included in the Services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Administrator has no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered by the Fund as a result of the Administrator’s reliance on and utilization of such information. The Administrator shall have no responsibility and shall be without liability for any loss or damage caused by the failure or the delay of the Fund or any Third Party Agent to provide it with the information required.

The Administrator shall have no liability and shall be kept indemnified by the Fund against any loss, liability, claim or expense ("Losses") resulting from the offer, sale or transfer of limited partner interests, shares or other interests in the Fund in violation of any requirement under any applicable securities laws or regulations including, but not limited to, the laws of the United States,

Except as otherwise expressly agreed to in writing by the Administrator, the Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to it, including the legality of the Fund’s investments, the recording or validation of ownership or transfers, or any other term or condition of the Offering Memorandum or Governing Documents.

8. Representations and Warranties.

(a) The Fund hereby represents and warrants to the Administrator as follows:

Information Classification: Limited Access

(i) The Fund has full power and authority and is permitted by applicable law to enter into this Agreement and to conduct its business as described in this Agreement, the Governing Documents and the Offering Memorandum.

(ii) The Fund has duly authorized and executed this Agreement, and upon delivery, this Agreement shall be binding on it and be enforceable against it in accordance with the terms of this Agreement, subject as to enforcement, to bankruptcy, insolvency, reorganization, conservation, moratorium and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(iii) The performance of the obligations under this Agreement by the Fund will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Fund or to the property or assets of the Fund.

(iv) The Fund is in compliance with all laws, rules, and regulations having application to its business, properties, and assets the violation of which could materially adversely affect the Fund’s or the Administrator’s performance of their obligations under this Agreement.

(v) The Fund is duly organized and validly existing under the laws of the jurisdiction set forth for such Fund on Appendix A attached hereto.

(vi) The Fund is not aware of any legal or administrative, civil or criminal proceeding pending or to its knowledge, threatened against the Fund that could have a material adverse effect on the Fund’s or the Administrator’s business or financial condition. The Fund is not aware of any other information that would be likely to have a material adverse effect on the Fund’s or the Administrator’s business or financial condition.

(vii) The Fund has elected, or will elect, to be regulated as a business development company under the 1940 Act and it has elected, or will elect, to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended.

(viii) The Registration Statement under the 1934 Act has been or will be filed by the Fund and is or will become effective and, once effective, will remain in effect during the term of this Agreement.

(ix) As of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made.

(b) The Administrator hereby represents and warrants to the Fund as follows:

Information Classification: Limited Access

(i) The Administrator has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its business as described in this Agreement.

(ii) The Administrator has duly authorized and executed this Agreement, and upon delivery, this Agreement shall be binding on it and be enforceable against it in accordance with the terms of this Agreement; subject as to enforcement, to bankruptcy, insolvency, reorganization, conservation, moratorium and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(iii) The performance of the obligations under this Agreement by the Administrator will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Administrator is a party or by which it is bound or to which any of the property or assets of the Administrator is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Administrator or to the property or assets of the Administrator.

(iv) The Administrator is in compliance with all laws, rules, and regulations having application to its business, properties, and assets, the violation of which could materially adversely affect the Administrator’s performance of its obligations under this Agreement.

(v) The Administrator is a limited liability company formed under the laws of the State of Delaware.

(vi) There is no administrative, civil or criminal proceeding pending or to its knowledge, threatened against the Administrator that could have a material adverse effect on the Administrator’s business or financial condition.

9. Indemnification.

The Fund shall indemnify, hold harmless and defend the Administrator from and against any loss, liability, claim or expense (including reasonable attorneys’ fees and disbursements) incurred by the Administrator in connection with the performance of its duties hereunder, including, without limitation, any liability or expense suffered or incurred as a result of the acts or omissions of the Fund or any Third Party Agent (as defined in Section 7 of this Agreement) whose data or services the Administrator must rely upon in performing its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund; provided, however, that such indemnity shall not apply to any liability or expense to the extent directly caused by the Administrator’s fraud, gross negligence or willful misconduct.

The indemnification obligations of this Section 9 shall survive termination of this Agreement.

10. Instructions By or On Behalf of the Fund. The Administrator may rely upon any instructions reasonably believed by it to be genuine and to have been properly issued by or on behalf of the Fund. The Fund shall give timely instructions to the Administrator in regard to matters affecting its duties under this Agreement. For the avoidance of doubt, the Administrator shall be entitled to rely on instructions from or sent on behalf of, or purporting to be from or sent on behalf of, persons or parties the Administrator reasonably believes are limited partners or members of the Fund as well as limited partners or members named as such by the Fund.

Information Classification: Limited Access

At any time, the Administrator may apply to the Fund for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

11. Term. This Agreement shall be effective on the date hereof and shall continue in full force and effect until the earlier of (a) the end of the calendar month in which the final tax return is filed for the Fund, or (b) termination by the Fund or Administrator pursuant to Section 12 below.

12. Termination. This Agreement shall terminate upon at least ninety (90) days written prior notice from one Party to the other Party; provided, however, that either Party may terminate this Agreement immediately if the other Party goes into liquidation or if a receiver is appointed of any of such Party’s assets, and provided, further, that the Administrator may, at its option, terminate this Agreement if the Fund appoints a new or successor Manager.

If the Fund terminates this Agreement without cause prior to the one (1) year anniversary of the effective date of this Agreement, the Fund shall remain liable for the remaining fees for the first 12 months of services hereunder.

13. Remote Access Services Addendum. The Remote Access Services Addendum to this Agreement shall be incorporated by reference into this Agreement. The Fund acknowledges that the data and information it will be accessing from the Administrator is unaudited and may not be accurate due to inaccurate or stale pricing of securities, delays in updating the account and other causes for which the Administrator will not be liable to the Fund.

14. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it. The Administrator shall have no duties or obligations hereunder (i) to determine whether any subscription or other agreements or documents prepared by investors are accurate; (ii) to determine whether any investor has satisfied any requirement for investment in the Fund, either under U.S. federal law or the laws of any state, under the laws of any other jurisdiction, or under the Offering Memorandum, Governing Documents or any offering materials; (iii) to monitor any purchase with respect to the securities laws of any state, or any federal securities laws or to make any filing under the same in connection therewith, including, without limitation, Regulation D of the Securities Act of 1933, as amended and the securities laws of any state; or (iv) to determine whether the investors in the Fund are “qualified purchasers” for the purpose of Section 3(c)(7) of the Investment Company Act of 1940. Upon request by the Administrator, the Fund shall provide or cause to be provided to the Administrator a certificate from each of the General Partner, Manager, and the independent accountants of the Fund, and each other service provider or agent acting on behalf of the Fund, as to such party’s compliance with such laws, rules and/or regulations to which the Fund is subject as specified by the Administrator. In each case, such certificate shall be in form and substance reasonably satisfactory to the Administrator.

Information Classification: Limited Access

15. ERISA Matters. The Fund hereby covenants and agrees during the term of this Agreement that (i) the aggregate interest in any class of interests of the Fund held by benefit plan investors (as such term is interpreted under The Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or plans or accounts subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended shall not at any time equal or exceed 25% of the outstanding interests of such class without the prior written consent of the Administrator and (ii) the Fund shall not, without the prior written consent of the Administrator, permit the assets of the Fund to be deemed assets of an employee benefit plan which is subject to ERISA. Upon written notice, the Administrator shall be entitled to terminate this Agreement, effective immediately, in the event that this Section 15 is breached by the Fund.

16. Records. The Administrator shall create and maintain all records relating to the Services provided hereunder. All such records shall at all times during the regular business hours of the Administrator be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the regulatory agencies having jurisdiction over the Fund. The Administrator shall preserve the records required to be maintained hereunder for the period required by law unless such records are earlier surrendered in connection with the termination of this Agreement or otherwise upon written request.

17. Successor Administrator. If a successor to the Administrator shall be appointed by the Fund, then the Fund shall deliver to the Administrator a written notice designating the successor administrator and the Administrator shall upon termination of this Agreement deliver to such successor administrator at the office of the Administrator all books and records of account of the Fund maintained by the Administrator hereunder. In the event this Agreement is terminated by either Party without the appointment of a successor administrator, the Administrator shall, upon receipt of instructions by or on behalf of the Fund, deliver such properties in accordance with such instructions.

In the event that no written order designating a successor administrator or instructions shall have been delivered to the Administrator on or before the effective date of such termination, then the Administrator shall have the right to deliver to the offices of the Fund all property of the Fund held by the Administrator hereunder.

Information Classification: Limited Access

18. Delegation.

(a) The Administrator shall have the right, without the consent or approval of the Fund, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the Services (each, a “Delegate” and collectively, the “Delegates”) without the consent or approval of the Fund. The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such Services and committed such acts and omissions itself. Unless otherwise agreed in a Fee Schedule, the Administrator shall be responsible for the compensation of its Delegates.

The Administrator will provide the Fund with information regarding its global operating model for the delivery of the Services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the Services and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Fund may reasonably request from time to time.

Nothing in this Section 18 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the Services.

(b) With respect to the Fund Administration Tax Services as set forth on Exhibit B2 attached hereto, the Fund acknowledges and agrees to execute and deliver to the Administrator a tax delegation consent in the form set forth as Exhibit B2(i) hereto, with such changes as the Administrator may require from time to time. While the Parties anticipate that such consent will be valid as long as the Agreement remains in effect, in the event the Fund revokes its consent at any time or does not provided its consent as required hereunder, the Fund acknowledges and agrees that the Administrator may, without liability or prior notice, cease performing any or all of the U.S. Tax Services and may renegotiate the fees the Administrator charge for such U.S. Tax Services.

19. [Reserved.]

20. Entire Agreement. This Agreement and all exhibits and the addendum hereto constitute the entire agreement between the Parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the Parties unless it shall be in writing and signed by the Party against whom enforcement is sought.

21. Assignment. This Agreement shall not be assigned by either Party hereto without the prior express written consent of the other Party.

22. Amendment; Waiver. This Agreement shall not be amended except by a writing signed by the Parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties hereto or from any failure by either Party hereto to assert its rights hereunder on any occasion or series of occasions.

Information Classification: Limited Access

23. Notices. All notices shall be in writing and shall be deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Such notice shall be directed, and addressed as follows (or to such address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Administrator:	International Fund Services (N.A.), L.L.C.

State Street Financial Center

One Lincoln Street, SFC10

Boston, MA 02111

Attention: Scott Carpenter, Senior Vice President

Telephone: 617-664-6156

If to the Fund:	Partners Group Lending Fund, Inc.

c/o Partners Group (USA) Inc.

1114 Avenue of the Americas, 37th Floor

New York, NY 10036

Telephone: 212 908-2600

Email: pgadmin.usfunds@partnersgroup.com

24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

25. Consent to Jurisdiction. The Parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved within The Commonwealth of Massachusetts. Accordingly, the Parties consent and submit to the jurisdiction of the courts and any applicable arbitral body located within The Commonwealth of Massachusetts. The Parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within The Commonwealth of Massachusetts.

26. Survival. The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect. In addition, all provisions regarding indemnification, warranty, liability and limits thereon shall survive following the expiration or termination of this Agreement.

27. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

Information Classification: Limited Access

28. Headings. Headings to sections and subsections in this Agreement are for the convenience of the Parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

29. Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

30. No Third Party Beneficiaries. This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

31. Additional Funds. In the event that any funds and other investment vehicles in addition to those listed on Appendix A hereto desire to have the Administrator render services under the terms hereof, it shall so notify the Administrator, and if the Administrator agrees to provide such services, each of the Administrator and such fund(s) shall enter into the Form of Accession Agreement set forth hereto as Appendix B and such fund(s) and other investment vehicles shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 8 above. In such event Appendix A shall be deemed to be amended by the Parties to reflect the additional funds.

[Remainder of Page Intentionally Left Blank]

Information Classification: Limited Access

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

PARTNERS GROUP LENDING FUND, INC.

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

PARTNERS GROUP REVOLVER POOLING BDC, LLC

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

PARTNERS GROUP BDC FINANCE, LLC

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

INTERNATIONAL FUND SERVICES (N.A.), L.L.C.

By:	/s/ Fred Wilshire
	Name:	Fred Wilshire
	Title:	Senior Managing Director

APPENDIX A

List of Funds

	Jurisdiction of	Offering	Services
		Memorandum	Applicable
Name of Fund	Formation	Date
Partners Group Lending Fund, Inc.	Delaware	TBD	See Exhibit A
Partners Group Revolver Pooling BDC, LLC	Delaware	TBD	See Exhibit B
Partners Group BDC Finance I, LLC	Delaware	TBD	See Exhibit B

Information Classification: Limited Access

Information Classification: Limited Access

APPENDIX B

FORM OF ACCESSION AGREEMENT

This Accession Agreement (this “Accession Agreement”) is entered into as of the 9th day of March, 2023 by the undersigned (the “New Fund”) pursuant to the terms of that certain Master Administrative Services Agreement dated as of [ , 2023] (as amended, restated and/or modified from time to time, the “Agreement”) by and among International Fund Services (N.A.), L.L.C., and those funds and other investment vehicles set forth on Appendix A thereto, severally and not jointly (each such entity, the “Fund” and collectively the “Funds”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Accession Agreement, the New Fund hereby agrees (a) to become bound by all of the terms and conditions and provisions of the Agreement as a Fund including, without limitation, the representations and warranties set forth therein and (b) adopts the Agreement with the same force and effect as if the New Fund were originally a Party thereto.

IN WITNESS WHEREOF, this Accession Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

[Insert signature block for the New Fund]

Accepted and agreed:

INTERNATIONAL FUND SERVICES (N.A.), L.L.C.

By:
Name:
Title:

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT A

The Services

The Administrator shall perform the following services for those Funds specified on Appendix A hereto:

Fund Accounting

•	Maintain the books and records of the Fund, other than master records relating to ownership (including any records of transfers, withdrawals or redemptions), in accordance with the terms of the Offering Memorandum, applicable operating memorandum and generally accepted accounting principles.

•	Maintain database detail of Fund portfolio investment transactions.

•	Prepare and provide monthly position, P&L and activity reporting, subject to the receipt of necessary information from the Fund in a format agreed to by the Administrator.

•	Prepare and provide reconciliation report of cash, cash activity, trades, and positions to prime brokers and custodian statements (where prime brokers or custodians are utilized) on T+1, subject to the receipt of required information from third parties. The Fund shall be responsible for the resolution of reconciliation issues.

•	Prepare and provide monthly position reconciliation report between the Investment Subadvisor and the Administrator, the timing of delivery will be agreed upon by the Administrator and the Fund and is subject to the receipt of required information from the Fund in a format agreed to by the Administrator.

•	On a monthly basis, or upon the Fund’s request, reconcile Fund records maintained by the Administrator with those maintained and provided by other parties as the Fund may designate.

•	Maintain individual tax lots for each security purchase/sale.

•	Calculate realized gains or losses on security trades subject to the receipt of trade file information from the Fund

•	Prepare, book and provide calculation of management fees, incentive fees, and monthly expense accruals in accordance with the Offering Memoranda and applicable operating memorandum and as directed by the Investment Subadvisor.

•	Calculate the incentive fee and other items necessary to calculate the Fund distributions and income payments in accordance with the Offering Memorandum and applicable operating memorandum and as directed by the Investment Subadvisor.

•	Receive expense budget for Fund and book related accruals.

•	Prepare and provide monthly final NAV reporting package with such detail as agreed between the Fund and the Administrator from time to time.

•	Maintain capital account detail and unitization information including income and loss allocations, capital contributions and distributions.

•	Adhere to U.S. generally accepted accounting principles except as otherwise directed by the Fund.

Information Classification: Limited Access

Information Classification: Limited Access

•	Prepare and provide total return performance information for the Fund, as agreed between the Administrator and the Fund from time to time.

•	Host the annual audit at the Administrator’s offices, if requested; prepare and/or gather supporting documentation for audit review; and follow-up on questions and requests for additional information.

Financial Reporting

•	Prepare first, second and third quarter financial statements of the fund (including statement of assets, liabilities and partner’s capital, statement of operations, statement of changes in partner’s capital, and statement of cash flows) for review by the Investment Subadvisor.

•	Prepare annual (audited by Fund’s auditor) and semi-annual unaudited financial statements of the Fund (including financial highlights, balance sheet, income statement, statement of changes in partners’ capital and Units, statement of cash flows, schedule of investments, and footnotes to financial statements) for review by the Investment Subadvisor.

•	Coordinate the audit of the Fund financial statements by the Fund independent accountant, including preparation of supporting audit workpapers and other schedules, and follow up on questions and requests for additional information.

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B

LIST OF SERVICES

The Administrator shall perform the following services for those Funds specified on Appendix A hereto:

I.	Fund Administration Treasury Services as described in Exhibit B1 attached hereto;

II.	Fund Administration Tax Services as described in Exhibit B2 attached hereto;

III.	Fund Administration Legal Services as described in Exhibit B3 attached hereto;

IV.	Reserved;

V.	Reserved;

VI.	Reserved;

VII.	Accounting Services as described in Exhibit B7 attached hereto.

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B1

Fund Administration Treasury Services

a. Prepare for the review by designated officer(s) of the Administrator or the Fund first draft financial information, including preparation of supporting audit workpapers and other schedules, regarding the Fund that will be included in the Fund’s annual report on Form 10-K or quarterly report on Form 10-Q (as mutually agreed upon), including tax footnote disclosures where applicable;

b. Prepare for the review by designated officer(s) of the Administrator or the Fund annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Fund’s expenses, review calculations of fees paid to the Fund’s investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B2

Fund Administration Tax Services

a.	Prepare annual tax basis provisions for both excise and income tax purposes, including wash sales and all tax financial statement disclosure;

b.	Preparation of financial information relating to Form 1099-DIV, including completion of the ICI Primary and Secondary forms, Qualified Dividend Income, Dividends Received Deduction, Alternative Minimum Tax, Foreign Tax Credit, United States Government obligations;

c.	Review annual minimum distribution calculations (income and capital gain) for both federal and excise tax purposes prior to their declaration; and

d.	Participate in discussions of potential tax issues with each Fund and its audit firm.

Tax services, as described in this Schedule, do not include identification of passive foreign investment companies, qualified interest income securities or Internal Revenue Code Section 1272(a)(6) tax calculations for asset backed securities.

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B2(i)

CONSENT TO DISCLOSE TAX RETURN INFORMATION

Federal law prohibits our disclosing, without your consent, your federal tax return information to third parties or our use of that information for purposes other than the preparation of your return.

Subject to the terms and conditions of the Administrative Services Agreement dated February 28, 2023 (the “Services Agreement”) between INTERNATIONAL FUND SERVICES (N.A.), L.L.C. (“we” or “State Street”) and THE FUNDS AND OTHER INVESTMENT VEHICLES SET FORTH ON APPENDIX A THERETO (“you” or the “Customer”), we may subcontract portions of our Fund Administration Tax Services (the “Tax Services”) to State Street affiliates and/or other subcontractors. By signing below, you hereby authorize us to provide any and all information, including your entire tax return information for all past, present, and future years, that we receive in connection with this engagement (the “Information”) to the State Street affiliates and subcontractors listed on Exhibit B2(ii) (the “Authorized Persons”), for the purpose of providing the Tax Services set forth in the Services Agreement and for related administrative and regulatory compliance purposes (the “Authorized Purposes”). You further authorize each Authorized Person to disclose the Information to any other Authorized Person, to State Street and to State Street Bank and Trust Company, in connection with the Authorized Purposes.

Your consent will be valid as long as the Services Agreement remains in effect, or for such longer periods as required in order for State Street to assist you with future tax-related needs or to comply with legal, regulatory, and professional standards. Notwithstanding the foregoing, you may revoke your consent with regards to Tax Services at any time by providing written notice to us. By signing below, you agree that if you revoke your consent, we may refuse to perform Tax Services and/or alter the fees we charge for such Tax Services.

In lieu of consenting to this disclosure, you have the right to request a more limited disclosure of tax return information. In the event that the service model changes as a result of your revocation or limitation on this consent, you agree to negotiate an equitable adjustment to the applicable fee schedule in good faith.

Information Classification: Limited Access

Information Classification: Limited Access

ON BEHALF OF THE ENTITIES SET FORTH ON APPENDIX A TO THE SERVICES AGREEMENT

PARTNERS GROUP LENDING FUND, INC.

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

PARTNERS GROUP REVOLVER POOLING BDC, LLC

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

PARTNERS GROUP BDC FINANCE, LLC

By:	/s/ Jeremy Ferguson
	Name:	Jeremy Ferguson
	Title:	Member of Management

By:	/s/ Brian Igoe
	Name:	Brian Igoe
	Title:	Director/Vice President

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B2(ii)

•	State Street Corporate Services Mumbai Private Limited
•	KPMG LLP
•	KPMG GLOBAL SERVICES PRIVATE LIMITED (KGS)

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B3

Fund Administration Legal Services

(a) Prepare the notice, agenda, resolutions, memorandums and minutes for all requested Board and committee meetings; assemble, compile and post meeting materials; attend Board and committee meetings (in person or by telephone), make presentations to the Board and committees where appropriate, or upon reasonable request; attend shareholder meetings (in person or by telephone) and prepare draft meeting materials including scripts and minutes;

(b) Draft annual proxy statements and prepare for fidelity bond filings for filing with the SEC;

(c) Maintain general Board calendars and regulatory filings calendars;

(d) Maintain copies of fund governing documents, such as declaration of trust/articles of incorporation and by-laws; and

(e) Maintain awareness of significant emerging regulatory and legislative developments that may affect the fund, update the Board and the investment adviser on those developments and provide planning assistance where requested or appropriate.

Information Classification: Limited Access

Information Classification: Limited Access

EXHIBIT B7

Fund Accounting Services

a. Process trade file transmitted by a Fund and/or the Advisor on trade-date, subject to timely receipt by State Street of necessary information. The trade file from the Fund and/or Advisor will include security identifier, quantity, price, and other pertinent information required to process each trade;

b. Maintain database detail of Fund investment transactions, including but not limited to reflecting loan activity and accruals;

c. Provide standard data files on a daily basis, as agreed between both parties from time to time, including, but not limited to, security level data, cash flows, accruals and other related activity.

d. Calculate estimated and final quarter-end Net Asset Value ("NAV"), including supporting schedules and trial balances, for each Fund, timing of delivery to be agreed upon by the relevant Fund and/or Advisor and State Street and subject to the timely receipt by State Street of necessary information from third parties;

e. Prepare standard schedules and reports on a monthly and quarterly basis as reasonably necessary to support Fund's reporting obligations to its corporate parent.

f. Reconcile each Fund's cash holdings with the records of its custodian daily;

g. Prepare reconciliation report of cash, trades and positions to prime broker, agent notices, and custodian statements (where prime brokers or custodians are utilized), subject to the receipt of information from third parties. The relevant Fund and/or Advisor shall be responsible for the resolution of reconciliation issues;

h. Maintain individual tax lots for each security purchase/sale;

i. Calculate realized gains or losses on security trades, subject to the receipt of trade file information from a Fund and/or the Advisor;

j. Prepare and provide monthly calculation of management and incentive fees and book accruals for legal, accounting and any other third party fees and expenses as required and as directed by a Fund and/or Advisor;

k. Maintain the books and records of each Fund in accordance with the terms of the applicable operating agreement and generally accepted accounting principles;

l. Calculate monthly indicative NAV and any Ad-Hoc NAV to support capital calls for a Fund based solely on information provided by the Fund and/or the Advisor or as otherwise directed. The timing of delivery of such calculations will be agreed upon by State Street and the Fund and/or Advisor and is subject to the timely receipt by State Street of necessary information from the Fund and/or Advisor and authorized third parties; and

Information Classification: Limited Access

Information Classification: Limited Access

m. Host the annual audit at State Street's offices, if requested; prepare and/or gather supporting documentation for audit review; and follow-up on questions and requests for additional information.

n. Additional ad hoc reporting as may be agreed to by both parties from time to time.

Information Classification: Limited Access

Information Classification: Limited Access

REMOTE ACCESS SERVICES ADDENDUM TO ADMINISTRATIVE SERVICES

AGREEMENT BETWEEN THE FUNDS AND OTHER INVESTMENT VEHICLES SET

FORTH ON APPENDIX A THERETO (“you” or the “Customer”) AND INTERNATIONAL

FUND SERVICES (N.A.), L.L.C.

Unless otherwise indicated, capitalized terms used in this Addendum shall have the meanings given to them in the Administrative Services Agreement.

State Street Bank and Trust Company and its direct and indirect subsidiaries, including but not limited to International Fund Services (N.A.), L.L.C. collectively referred to in this Addendum as “State Street”) has developed and/or utilizes proprietary or third party accounting and other systems in conjunction with the services that State Street provides to you. In this regard, State Street maintains certain information in databases under State Street ownership and/or control that State Street makes available to customers (the “Remote Access Services”).

The Services

State Street agrees to provide you, the Customer, and your designated employees, investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third party vendors for use of the System and access to the Remote Access Services. You are responsible for any use and/or misuse of the System and Remote Access Services by your Authorized Designees. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by you or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the RAA Fee Schedule in effect from time to time between the parties (the “RAA Fee Schedule”). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third party vendors (the “Proprietary Information”). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

You agree that neither you nor your Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and you and your Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third party vendors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding and allow State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy available to you for the matters described in this section.

Termination

Either party may terminate this Addendum (i) for any reason by giving the other party at least one- hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to you. Your use of any third party System is contingent upon your compliance with any terms and conditions of use of such System imposed by such third party and State Street's continued access to, and use of, such third party System. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes our entire understanding with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.